American Funds Money Market Fund
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Registrant:  American Funds Money Market Fund
File: 811-22277

Exhibit Item No. 77Q1(g)

The Form of Agreement and Plan of Reorganization, dated April 20, 2009, by and among The Cash Management Trust of America, The U.S. Treasury Money Fund of America and American Funds Money Market Fund (the “Registrant”) is incorporated herein by reference from the Registration Statement of the Registrant on Form N-14/A filed with the Securities and Exchange Commission on April 21, 2009 (File No. 333-158165 / Accession No. 0000017283-09-000014).